            As filed with the Securities and Exchange Commission on March 31, 2006
                                                     Registration No. 333-120963

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-2
REGISTRATION STATEMENT ON FORM S-1

UNDER
THE SECURITIES ACT OF 1933
___________
MIRAVANT MEDICAL TECHNOLOGIES
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	77-0222872 (I.R.S. Employer Identification Number)

7408 Hollister Avenue
Santa Barbara, California 93117
(805) 685-9880
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John M. Philpott
Chief Financial Officer
Miravant Medical Technologies
7408 Hollister Avenue
Santa Barbara, California 93117
(805) 685-9880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________ Copies to:
JOHN T. SHERIDAN, Esq.
Wilson Sonsini Goodrich & Rosati, a Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

___________ Approximate date of commencement of proposed sale to the public: ___________

If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same  offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-2 Registration Statement on Form S-1 (Reg. No. 333-120963) is being filed by the registrant to remove from registration any securities that remain sold thereunder as of the date of the filing of this post-effective amendment. The registrant hereby removes such securities from registration and the registration is hereby terminated. The registrant is also concurrently filing a Form 15 with the SEC to terminate the registration of its shares of common stock under the Securities Exchange Act of 1934, as amended.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 31, 2006.

Miravant Medical Technologies
By:	/s/ David E. Mai David E. Mai Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ David E. Mai David E. Mai	Director and President (principal executive officer)
/s/ John M. Philpott John M. Philpott	Chief Financial Officer (principal financial officer and principal accounting officer)
______*_______ Nuno Brandolini	Director
______*_______ Michael Khoury	Director
______*_______ Kevin R. McCarthy	Director
______*_______ Robert J. Sutcliffe	Director

By: /s/ John M. Philpott
John M. Philpott
Attorney-in-Fact pursuant to a Power of Attorney attached hereto

Power of Attorney

Know All Men By These Presents, that the person whose signature appears below hereby constitutes and appoints David E. Mai and John M. Philpott, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any post-effective amendments to the registration statements indicated on Schedule A hereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with such registration statements, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ David E. Mai David E. Mai	Director and President (principal executive officer)	March 31, 2006
/s/ John M. Philpott John M. Philpott	Chief Financial Officer (principal financial officer and principal accounting officer)	March 31, 2006
/s/ Nuno Brandolini Nuno Brandolini	Director	March 31, 2006
/s/ Michael Khoury Michael Khoury	Director	March 31, 2006
/s/ Kevin R. McCarthy Kevin R. McCarthy	Director	March 31, 2006
/s/ Robert J. Sutcliffe Robert J. Sutcliffe	Director	March 31, 2006

Schedule A to Power of Attorney

SEC File Number	Form of Registration Statement	Dates Filed and Amended
333-39905	S-3	Filed 11/10/97; Amended 12/05/97
333-60251	S-3	Filed 07/30/98; Amended 12/14/98, 05/27/99
333-84003	S-3	Filed 07/29/99
333-71696	S-3	Filed 10/17/01; Amended 11/20/01, 04/09/02, 05/13/02, 05/31/02
333-29413	S-8	Filed 06/17/97
333-34953	S-8	Filed 09/04/97
333-93385	S-8	Filed 12/22/99
333-44728	S-8	Filed 08/29/00
333-117386	S-8	Filed 07/15/04
333-120963	S-2	Filed 12/03/04; Amended 01/04/05, 06/10/05
333-125746	S-2	Filed 06/10/05
033-87138	S-3 (Post-effective amendment to S-1)	Filed 06/25/96